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                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
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                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (date of earliest event Reported) September 28, 1994
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                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
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(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other
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         The following information may be of interest to investors:

         On September 23, 1994, two consent orders were signed by Columbia Gas Transmission Corporation, a wholly owned subsidiary of the Registrant and a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, and the U.S. Environmental Protection Agency. The Orders approve Columbia Transmission's ongoing self-assessment and remediation program, which, as previously disclosed, is expected to require the expenditure of approximately $20 million each year over the next 10 to 12 years. Under the consent orders Columbia Transmission has also agreed to pay a $4.9 million penalty for alleged violations of the Toxic Substances Control Act and the PCB regulations at various locations in West Virginia, Ohio, Kentucky and Virginia. Columbia Transmission believes it has meritorious defenses to the alleged violations, but chose not to pursue lengthy and expensive litigation of the issues that gave rise to the penalty. The consent orders are not effective until approved by the United States Bankruptcy Court for the District of Delaware.
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                                   SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          The Columbia Gas System, Inc
                                          ----------------------------
                                                    (Registrant)




                                          By    /s/ L. J. Bainter
                                            -------------------------
                                                    L. J. Bainter
                                                    Treasurer



Date:  September 28, 1994